Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-121232) pertaining to the Knoll, Inc. 1996 Stock Incentive Plan, Knoll, Inc. 1997 Stock Incentive Plan, Knoll, Inc. 1999 Stock Incentive Plan, Knoll, Inc. Employee Stock Purchase Plan and The Knoll Retirement Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-144020) pertaining to the Knoll, Inc. 2007 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-167788) pertaining to the Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan, and

(4)	Registration Statement (Form S-8 No. 333-190522) pertaining to the Knoll, Inc. Amended and Restated 2013 Stock Incentive Plan;

of our reports dated February 27, 2018, with respect to the consolidated financial statements and schedule of Knoll, Inc. and the effectiveness of internal control over financial reporting of Knoll, Inc. included in this Annual Report (Form 10-K) of Knoll, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 2018